                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                                       Westbury (Bermuda) Ltd.

Address:                                    11 Victoria Street,
                                            P.O. Box HM 1065
                                            Hamilton, HMEX Bermuda

Date of Event Requiring Statement:          2/20/2015